Rock of Ages FOR IMMEDIATE RELEASE	Investor Contact: Neil G Berkman Berkman Associates (310) 277-5162 info@BerkmanAssociates.com	Company Contact: Kurt Swenson Chairman & CEO (603) 225-8397 www.RockofAges.com

Rock of Ages Sells Its Four Retail Locations In New Jersey

    CONCORD, NEW HAMPSHIRE, January 3, 2006 . . . Rock of Ages Corporation (NASDAQ/NMS:ROAC) announced today that it has sold its four retail stores in New Jersey to the owner from whom three of the stores were originally acquired in 1999. The purchase price was approximately $850,000 in cash. Rock of Ages said that it expects to report a gain on the sale in the current quarter of approximately $100,000.

    "While the sale of these four locations will reduce revenue in our retail group by approximately $2.5 to $3 million annually, the locations lost money in 2003 and 2005, and the profit in 2004 represented less than a 3% EBIT margin. We determined that these stores will not deliver the minimum 15% EBIT margin we require going forward. We expect that profitability in our retail group will improve in 2006 and beyond as a result of this sale and the many operating enhancements we announced in November," said Chairman and CEO Kurt Swenson. He added that the four New Jersey locations have been appointed Rock of Ages authorized retailers in connection with the sale, and that the owner has agreed to purchase a minimum of $200,000 of memorials annually from the Company's manufacturing division for five years.

  Swenson also reported that sales of granite blocks to China in the fourth quarter are expected to be approximately $3,400,000. "This is about 15% below sales to China in the fourth quarter of last year, but it represents a dramatic improvement from the first three quarters of 2005 when granite block sales to China were down by 50% or more each quarter. This improvement in the fourth quarter is an encouraging development that is consistent with our belief that sales to China may be recovering from the cyclically depressed level we experienced there this year, a downturn which accounts for nearly the entire decline in revenue and the preponderance of the decline in earnings in our quarry segment for 2005," he said.

About Rock of Ages

    Rock of Ages (www.RockofAges.com) is the largest integrated granite quarrier, manufacturer and retailer of finished granite memorials and granite blocks for memorial use in North America.

Forward-Looking Statements

    This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about our business or expected events based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual events, results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: our ability to successfully execute our strategy to expand our business through acquisitions, opening new stores, maintaining our relationships with independent retailers, and forming and maintaining relationships with other death care professionals; changes in demand for the Company's product; product mix; the timing of customer orders and deliveries; the impact of competitive products and pricing; the success of the Company's branding programs; the excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses; weather conditions; and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports including, but not limited to, the risks discussed in the Company's Quarterly Report on Form 10-Q for the quarter ended October 1, 2005. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.